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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               ATLANTIC CAPITAL II
         (Exact name of registrant as specified in its Trust Agreement)

               Delaware                              To be Applied For
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                                 800 King Street
                           Wilmington, Delaware 19899
          (Address of principal executive offices, including zip code)



Securities to be registered pursuant to Section 12(b) of the Act:

================================================================================================================================
                      Title of each class                                        Name of each exchange on which
                      to be so registered                                        each class is to be registered
--------------------------------------------------------------------------------------------------------------------------------
           7-3/8% Cumulative Trust Preferred Capital
      Securities (and the Guarantee with respect thereto)                            New York Stock Exchange
================================================================================================================================

If the Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act:      None


The Commission respectfully is requested to send copies of all notices, orders and communications to:

      Louis M. Walters                           Kevin Stacey, Esquire
Atlantic City Electric Company                Thelen, Reid & Priest, LLP
      800 King Street                             40 West 57th Street
  Wilmington, Delaware 19899                   New York, New York 10019

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         The securities to be registered hereby are 7-3/8% Cumulative Trust Preferred Capital Securities ("Preferred Securities"), of Atlantic Capital II, a Delaware business trust. The Preferred Securities represent undivided beneficial interest in the assets of Atlantic Capital II and are guaranteed by Atlantic City Electric Company (the "Company"), a New Jersey corporation, to the extent set forth in the form of the Guarantee Agreement by the Company to the Bank of New York, as Guarantee Trustee (the "Guarantee"). The Guarantee is incorporated by reference to Exhibit 4-D to the Registration Statement on Form S-3 of the Company and Atlantic Capital II (Registration Nos. 333-63447 and 333-63447-01) filed with the Securities and Exchange Commission (the "Commission") on September 14, 1998 and amended by Amendment No. 1 thereto, filed with the Commission on October 22, 1998. Such registration statement, as so amended (the "Registration Statement"), became effective on October 23, 1998. The particular terms of the Preferred Securities and Guarantee are described in the Prospectus, dated October 23, 1998, filed with the Commission pursuant to Rule 424 of the Securities Act of 1933, as amended, in connection with the Registration Statement (the "Prospectus"). The Prospectus and the form of Guarantee are incorporated by reference herein as set forth in Item 2 below.

Item 2.  Exhibits.

         The Preferred Securities described herein are to be registered on the New York Stock Exchange, on which no other securities of Atlantic Capital II are registered. Accordingly, the following Exhibits required in accordance with Part II to the instructions as to Exhibits to Form 8-A have been duly filed with the New York Stock Exchange. Each Exhibit was previously filed as indicated with the Commission and is incorporated herein by reference.

Exhibit
Number                                                                 Description and Method of Filing
------                                                                 --------------------------------
1(a)              The Prospectus                                       Filed pursuant to Rule 424 in connection
                                                                       with the Registration Statement of the
                                                                       Company and Atlantic Capital II
                                                                       (Reg. Nos. 333-63447 and 333-63447-01).

4(a)              Certificate of Trust of Atlantic Capital II          Filed as Exhibit 4-B to the Registration
                  (contained in the Form of Amended                    Statement of the Company and
                  and Restated Trust Agreement of                      Atlantic Capital II (Reg. Nos. 333-63447
                  Atlantic Capital II)                                 and 333-63447-01).

4(b)              Trust Agreement of Atlantic Capital II               Filed as Exhibit 4-A to the Registration
                                                                       Statement of the Company and Atlantic
                                                                       Capital II  (Reg. Nos. 333-63447 and
                                                                       333-63447-01).

4(c)              Form of Amended and Restated Trust                   Filed as Exhibit 4-B to the Registration
                  Agreement of Atlantic Capital II                     Statement of the Company and Atlantic
                                                                       Capital II  (Reg. Nos. 333-63447 and
                                                                       333-63447-01).


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
4(d)              Form of Indenture between the                        Filed as Exhibit 4-C to the Registration
                  Company and the Bank of                              Statement of the Company and Atlantic
                  New York, as Trustee                                 Capital II (Reg. Nos. 333-63447
                                                                       and 333-63447-01).

4(e)              Form of Subordinated Debenture                       Filed as Exhibit 4-C to the Registration
                  (contained in the Form of Indenture)                 Statement of the Company and
                                                                       Atlantic Capital II (Reg. Nos. 333-63447
                                                                       and 333-63447-01).

4(f)              Form of Guarantee Agreement                          Filed as Exhibit 4-D to the Registration
                                                                       Statement of the Company and Atlantic
                                                                       Capital II (Reg. Nos. 333-63447 and
                                                                       333-63447-01).

5(a)              Form of Preferred Security                           Filed as Exhibit 4-B to the Registration
                  (contained in the Form of                            Statement of the Company and Atlantic
                  Amended and Restated                                 Capital II (Reg. Nos. 333-63447 and
                  Trust Agreement)                                     333-63447-01).


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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: October 30, 1998                    ATLANTIC CAPITAL II



                                          By: /s/ L. M. Walters
                                             ----------------------------------
                                              (Authorized Representative)